Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: June 11, 2018

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P.
By: New Leaf Venture Management III, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By:	New Leaf BPO Associates II, L.P.
By: New Leaf BPO Management II, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES III, L.P.

By:	New Leaf Venture Management III, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

NEW LEAF BPO ASSOCIATES II, L.P.

By:	New Leaf BPO Management II, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT III, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

NEW LEAF BPO MANAGEMENT II, L.L.C.

By:	/s/ Craig Slutzkin
Chief Financial Officer

LIAM RATCLIFFE

By:	*
Liam Ratcliffe

RONALD M. HUNT

By:	*
Ronald M. Hunt

VIJAY K. LATHI

By:	*
Vijay K. Lathi

ISAAC A. MANKE

By:	*
Isaac A. Manke

*By:	/s/ Craig Slutzkin
Name:	Craig Slutzkin
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]